Exhibit 99.1

National Bank Holdings Corporation Announces

Second Quarter 2020 Financial Results

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter			For the quarter - adjusted(1)
	2Q20	1Q20	2Q19	2Q20	1Q20	2Q19
Net income ($000's)	$17,705	$15,824	$20,282	$19,015	$15,824	$20,282
Earnings per share - diluted	$0.57	$0.50	$0.64	$0.62	$0.50	$0.64
Return on average tangible assets(2)	1.16%	1.12%	1.44%	1.25%	1.12%	1.44%
Return on average tangible common equity(2)	10.98%	9.79%	13.45%	11.78%	9.79%	13.45%

(1)	See non-GAAP reconciliation starting on page 14.
(2)	Quarterly ratios are annualized.

In announcing these results, Chief Executive Officer Tim Laney shared, “My teammates continue to tackle the challenges presented by the COVID-19 pandemic head on. We remain focused on our priorities to 1) protect the health of our associates and clients, 2) ensure the safety and soundness of our bank, and 3) act on every opportunity to prudently support our clients and the communities where we do business. While executing on these priorities during the second quarter, we delivered adjusted net income of $0.62 per diluted share, $0.12 per share higher than the first quarter. We maintained excellent credit quality with low annualized net charge-offs of just 0.05% during the second quarter, and our non-performing loan ratio decreased five basis points from the prior quarter to 0.42% of total loans.”

Mr. Laney added, “We continue to hold high levels of capital with a strong Common Equity Tier 1 capital ratio of 13.2% and grew our tangible book value per share by $0.40 during the quarter to $21.67. The pandemic has created operating stress for many businesses, and our teams are working with great intensity to monitor the financial health of our clients and manage the increased risk presented by the pandemic. Our strong capital and liquidity are allowing us to prudently navigate a challenging economy, and we are well positioned to support our clients and communities.”

Second Quarter 2020 Results

(All comparisons refer to the first quarter of 2020, except as noted)

Net income totaled $17.7 million during the second quarter of 2020, or $0.57 per diluted share, compared to $15.8 million during the first quarter, or $0.50 per diluted share. Adjusting for banking center consolidation-related expenses incurred during the second quarter, net income totaled $19.0 million, or $0.62 per diluted share, an increase of $0.12 per diluted share over the first quarter. The return on average tangible assets was 1.16%, compared to 1.12% in the prior quarter, and the return on average tangible common equity was 10.98%, compared to 9.79%, in the prior quarter. The adjusted return on average tangible assets was 1.25%, and the adjusted return on average tangible common equity was 11.78% during the second quarter.

Net Interest Income

Fully taxable equivalent net interest income totaled $48.6 million, decreasing $3.0 million from the prior quarter, driven by lower earning asset yields due to the decline in short-term interest rates as a result of monetary policy actions by the Federal Reserve in March 2020.

Partially offsetting this decrease was strong earning asset growth of $408.3 million, or 30.6% annualized, which included average Paycheck Protection Program (“PPP”) loans totaling $282.5 million. The fully taxable equivalent net interest margin narrowed 48 basis points from the prior quarter to 3.39% and included a six basis point decrease due to the lower yielding PPP loans originated during the second quarter and a nine basis point decrease due to the accelerated accretion benefits recognized in the prior quarter. The yield on earning assets decreased 66 basis points due to the decline in short-term interest rates, and the cost of funds decreased 23 basis points to 0.65%.

Loans

Total loans ended the quarter at $4.8 billion, increasing $276.6 million, or 24.7% annualized, due to $348.7 million of PPP loans. Total second quarter loan originations were $461.6 million, led by PPP loan originations of $358.8 million and commercial loan originations of $52.6 million. We maintain a granular and well diversified loan portfolio with self-imposed concentration limits. In light of the strain placed on industries by the COVID-19 pandemic, we have carefully evaluated and continue to closely monitor our entire loan portfolio. We have highlighted our current higher impacted industries and COVID-19 related loan modifications within the accompanying Supplemental Disclosure.

Asset Quality and Provision for Loan Losses

Provision for loan losses of $10.3 million was recorded during the quarter under the CECL model and included a $0.1 million provision for unfunded loan commitment reserves. The quarter’s provision expense was primarily driven by further declines in the macro-economic forecast within the CECL model as a result of COVID-19. Annualized net charge-offs on loans totaled 0.05% of total loans, compared to 0.03% in the prior quarter. Non-performing loans (comprised of non-accrual loans and non-accrual TDRs) improved to 0.42% of total loans, decreasing 0.05% from 0.47% at March 31, 2020. The allowance for credit losses as a percentage of total loans increased 13 basis points to 1.26% at June 30, 2020. Excluding PPP loans, non-performing loans improved to 0.45% of total loans and the allowance for credit losses as a percentage of totals loans increased 23 basis points to 1.36% at June 30, 2020.

Deposits

Average transaction deposits (defined as total deposits less time deposits) increased $521.7 million, or 57.7% annualized, and average total deposits increased $513.8 million, or 44.0% annualized, to $5.2 billion as of June 30, 2020. Average non-interest bearing demand deposits increased $299.4 million and average interest-bearing demand, savings and money market deposits increased $222.3 million. The mix of transaction deposits to total deposits improved 280 basis points to 80.6% at June 30, 2020, compared to 77.8% at March 31, 2020. The loan to deposit ratio totaled 88.3% at June 30, 2020, compared to 95.0% at March 31, 2020.

The cost of transaction deposits decreased 13 basis points from the prior quarter to 0.19%. The cost of total deposits decreased 16 basis point from the prior quarter to 0.47%.

Non-Interest Income

Non-interest income totaled $38.8 million during the second quarter, representing an increase of $15.3 million, or 65.0%. Mortgage banking income reached a quarterly record of $30.6 million, an increase of $17.0 million from the prior quarter. Service charges and bank card fees decreased a combined $0.9 million and were impacted by changes in consumer behavior due to COVID-19. Other non-interest income decreased $0.7 million from the prior quarter, primarily due to decreased swap-fee income.

Non-Interest Expense

Non-interest expense totaled $53.8 million during the second quarter, representing an increase of $5.1 million, largely due to higher mortgage banking commissions of $3.3 million. A fair value impairment charge of $1.7 million was recorded during the second quarter related to the consolidation of 12 banking center locations throughout the Community Banks of Colorado, Bank Midwest and Hillcrest Bank markets. The fully taxable equivalent efficiency ratio improved to 61.1% at June 30, 2020, compared to 64.4% at March 31, 2020. Adjusting for banking center consolidation-related expense, the fully taxable equivalent efficiency ratio improved to 59.2% at June 30, 2020.

Income tax expense totaled $4.4 million during the second quarter, compared to $3.2 million during the prior quarter. The effective tax rate was 20.0% and 16.9% for the second and first quarter, respectively.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The Tier 1 leverage ratio at June 30, 2020 for the consolidated company and NBH Bank was 10.53% and 9.14%, respectively. Shareholders’ equity totaled $777.0 million at June 30, 2020 and increased $13.5 million from the prior quarter due to higher retained earnings.

Common book value per share increased $0.38 to $25.42 at June 30, 2020. The tangible common book value per share increased $0.40 to $21.67 at June 30, 2020 as the quarter’s earnings outpaced the quarterly dividend. Excluding accumulated other comprehensive income, the tangible book value per share increased $0.40 to $21.27 at June 30, 2020.

Recent Events

The COVID-19 pandemic has caused substantial disruption to the communities we serve and has changed the way we live and work.  We continue to remain committed to ensuring our associates, clients, and communities are receiving the support they need during these challenging times. All of our banking centers remain operational through our drive-thru services and on an appointment-only basis in the lobbies. We have leveraged our digital banking platform with our clients, and we have implemented a four-phase return to office plan for our associates. Our teams have been working diligently to support our clients who are experiencing financial hardship due to COVID-19 through participation in the SBA’s Paycheck Protection Program and loan modifications, as needed. The length of the pandemic and the efficacy of the extraordinary government-mandated measures that have been put into place to address it are unknown, but have already had, and are likely to continue to have, a significantly negative impact to the U.S. labor market, consumer spending and business operations.

Year-Over-Year Review

(All comparisons refer to the first six month of 2019, except as noted)

Fully taxable equivalent net interest income totaled $100.2 million, decreasing $5.9 million, or 5.6%. Average earning assets increased $244.9 million, or 4.6%, primarily driven by average loan growth of $356.6 million, including average PPP loans of $141.2 million, partially offset by a decrease in average investment securities of $179.2 million. The fully taxable equivalent net interest margin narrowed 41 basis points to 3.62% due to lower earning asset yields. The yield on earning assets decreased 55 basis points, led by a 74 basis point decrease in the originated loan portfolio yields due to fed funds rate cuts. The cost of funds decreased 18 basis points to 0.76%.

Loans outstanding totaled $4.8 billion and increased $452.1 million, or 10.4%, led by PPP loans of $348.7 million and commercial loan growth of $160.6 million, or 5.6%. New loan originations over the trailing 12 months totaled $1.3 billion, led by commercial loan originations of $585.9 million and PPP loan originations of $358.8 million.

Average non-interest bearing demand deposits increased $154.9 million, or 13.7%. Average transaction deposits increased $343.3 million, or 9.7%, and average total deposits increased $314.7 million, or 6.8%, to $4.9 billion as of June 30, 2020. Spot transaction deposits increased $756.0 million to $4.4 billion at June 30, 2020, improving the mix of transaction deposits to total deposits by 370 basis points to 80.6% at June 30, 2020. The mix of non-interest bearing demand deposits to total deposits improved 290 basis points to 27.8% at June 30, 2020.

A CECL model driven provision for loan losses of $16.4 million was recorded during the first six months of 2020, net of a $0.1 million reduction in unfunded loan commitment reserves to provide coverage for the impact of deteriorating economic conditions as a result of COVID-19. Annualized net charge-offs on loans totaled 0.04% of total loans, compared to 0.02% last year. Non-performing loans to total loans decreased 36 basis points to 0.42%, compared to 0.78% at June 30, 2019. The allowance for credit losses totaled 1.26% of total loans, compared to 0.93% at June 30, 2019 and included a CECL adoption day 1 increase of $5.8 million. Excluding PPP loans, the allowance for credit losses as a percentage of total loans increased 43 basis points to 1.36% at June 30, 2020, compared to the same period last year.

Non-interest income totaled $62.4 million, representing an increase of $24.7 million, or 65.4%, from the prior year, primarily driven by an increase of $27.0 million, or 155.6%, in mortgage banking income. Service charges and bank card fees decreased a combined $1.7 million and other non-interest income decreased $0.5 million from the prior year.

Non-interest expense totaled $102.4 million, representing an increase of $11.6 million, or 12.8%, from the prior year. Mortgage banking commissions increased by $11.1 million and banking center consolidation-related expense totaled $1.7 million during 2020. Other non-interest expense decreased by $1.3 million largely due to a decrease in FDIC deposit insurance fees and marketing and development expense.

Income tax expense totaled $7.7 million, compared to $6.5 million during the first six months of 2019, an increase of $1.2 million. Included in income tax expense was $0.1 million of expense and $2.1 million of benefit from stock compensation activity during the first six months of 2020 and 2019, respectively. Adjusting for stock compensation activity, the effective tax rate for the first six months of 2020 was 18.3%, compared to 19.0% in the prior period. The lower rate compared to the statutory rate reflects the continued success of our tax strategies and tax exempt income.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, July 22, 2020. Interested parties may listen to this call by dialing (877) 272-6762 / (615) 800-6832 (International) using the Conference ID of 8919639 and asking for the NBHC Second Quarter Earnings conference call. A telephonic replay of the call will be available beginning approximately four hours after the call’s completion through August 5, 2020, by dialing (855) 859-2056 (United States) / (404) 537-3406 (International) using the Conference ID of 8919639. The earnings release and an on-line replay of the call will also be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” “adjusted efficiency ratio,” “adjusted non-interest expense,” “adjusted non-interest expense to average assets,” “adjusted net income,” “adjusted earnings per share - diluted,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to shareholder results. Through its bank subsidiary, NBH Bank, National Bank Holdings Corporation operates a network of 101 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. The bank’s core geographic footprint consists of Colorado, the greater Kansas City region, New Mexico, Texas and Utah. NBH Bank operates under the following brand names: Community Banks of Colorado in Colorado, Bank Midwest in Kansas and Missouri and Hillcrest Bank in New Mexico, Texas and Utah. It also operates as Community Banks Mortgage, a division of NBH Bank, in Colorado. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com or nbhbank.com. Or, follow us on any of our social media sites:

Community Banks of Colorado: facebook.com/cobnks, twitter.com/cobnks, instagram.com/cobnks;

Bank Midwest: facebook.com/bankmw, twitter.com/bank_mw, instagram.com/bankmw;

Hillcrest Bank: facebook.com/hillcrestbank, twitter.com/hillcrest_bank;

NBH Bank: twitter.com/nbhbank;

or connect with any of our brands on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to execute our business strategy; business and economic conditions; effects of a prolonged government shutdown; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase or our loans or our obligation to indemnify purchasers or repurchase related loans; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services; the Company’s continued

ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future loan reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, pandemics such as the outbreak of the novel Coronavirus Disease 2019 (COVID-19), dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; adverse effects due to COVID-19 on the Company and its clients, counterparties, employees, and third-party service providers, and the adverse impacts on our business, financial position, results of operations, and prospects; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, (720) 554-6640, ir@nationalbankholdings.com

Media: Whitney Bartelli, Chief Marketing Officer, (816) 298-2203, media@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Total interest and dividend income	$53,744	$58,668	$62,193	$112,412	$121,613
Total interest expense	6,416	8,321	9,702	14,737	17,956
Net interest income	47,328	50,347	52,491	97,675	103,657
Taxable equivalent adjustment	1,301	1,268	1,285	2,568	2,512
Net interest income FTE(1)	48,629	51,615	53,776	100,243	106,169
Provision for loan losses	10,271	6,159	3,239	16,430	4,773
Net interest income after provision for loan losses FTE(1)	38,358	45,456	50,537	83,813	101,396
Non-interest income:
Service charges	3,094	4,126	4,541	7,220	8,862
Bank card fees	3,654	3,513	3,766	7,167	7,194
Mortgage banking income	30,630	13,673	10,398	44,303	17,335
Other non-interest income	1,459	2,192	1,896	3,651	4,200
OREO-related income	—	28	59	28	120
Total non-interest income	38,837	23,532	20,660	62,369	37,711
Non-interest expense:
Salaries and benefits	36,457	33,180	30,667	69,637	58,557
Occupancy and equipment	7,078	6,898	6,721	13,976	13,603
Professional fees	759	609	1,041	1,368	1,855
Other non-interest expense	6,778	7,001	7,319	13,779	15,076
Problem asset workout	629	648	725	1,277	1,848
Loss (gain) on sale of OREO, net	55	39	(318)	94	(686)
Core deposit intangible asset amortization	296	296	296	592	592
Banking center consolidation-related expense	1,708	—	—	1,708	—
Total non-interest expense	53,760	48,671	46,451	102,431	90,845

Income before income taxes FTE(1)	23,435	20,317	24,746	43,751	48,262
Taxable equivalent adjustment	1,301	1,268	1,285	2,568	2,512
Income before income taxes	22,134	19,049	23,461	41,183	45,750
Income tax expense	4,429	3,225	3,179	7,654	6,546
Net income	$17,705	$15,824	$20,282	$33,529	$39,204
Earnings per share - basic	$0.57	$0.51	$0.65	$1.08	$1.26
Earnings per share - diluted	0.57	0.50	0.64	1.08	1.24

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
ASSETS
Cash and cash equivalents	$142,385	$133,926	$110,190	$91,159
Investment securities available-for-sale	610,735	629,396	638,249	710,206
Investment securities held-to-maturity	215,183	192,902	182,884	206,361
Non-marketable securities	30,188	29,948	29,751	30,726
Loans	4,782,383	4,505,735	4,415,406	4,330,263
Allowance for credit losses	(60,465)	(50,956)	(39,064)	(40,082)
Loans, net	4,721,918	4,454,779	4,376,342	4,290,181
Loans held for sale	204,856	127,439	117,444	105,866
Other real estate owned	6,491	7,051	7,300	7,054
Premises and equipment, net	110,019	112,393	112,151	111,171
Goodwill	115,027	115,027	115,027	115,027
Intangible assets, net	12,175	10,489	11,361	12,267
Other assets	216,454	214,980	194,813	177,984
Total assets	$6,385,431	$6,028,330	$5,895,512	$5,858,002
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$1,502,948	$1,150,437	$1,184,945	$1,167,399
Interest bearing demand deposits	955,951	846,824	738,496	691,527
Savings and money market	1,903,427	1,693,614	1,755,538	1,747,434
Total transaction deposits	4,362,326	3,690,875	3,678,979	3,606,360
Time deposits	1,051,563	1,050,981	1,058,153	1,081,637
Total deposits	5,413,889	4,741,856	4,737,132	4,687,997
Securities sold under agreements to repurchase	24,504	23,703	56,935	60,430
Federal Home Loan Bank advances	15,000	341,506	207,675	272,414
Other liabilities	155,071	157,811	126,850	103,244
Total liabilities	5,608,464	5,264,876	5,128,592	5,124,085
Shareholders' equity:
Common stock	515	515	515	515
Additional paid in capital	1,008,773	1,009,478	1,009,223	1,006,008
Retained earnings	180,537	168,984	164,082	135,210
Treasury stock	(425,053)	(427,890)	(408,962)	(409,322)
Accumulated other comprehensive income, net of tax	12,195	12,367	2,062	1,506
Total shareholders' equity	776,967	763,454	766,920	733,917
Total liabilities and shareholders' equity	$6,385,431	$6,028,330	$5,895,512	$5,858,002
SHARE DATA
Average basic shares outstanding	30,731,758	31,157,476	31,299,989	31,155,264
Average diluted shares outstanding	30,857,606	31,361,296	31,525,911	31,604,658
Ending shares outstanding	30,569,011	30,483,361	31,176,627	31,139,044
Common book value per share	$25.42	$25.04	$24.60	$23.57
Tangible common book value per share(1) (non-GAAP)	21.67	21.27	20.89	19.83
Tangible common book value per share, excluding accumulated other comprehensive income(1) (non-GAAP)	21.27	20.87	20.83	19.78
CAPITAL RATIOS
Average equity to average assets	12.21%	13.21%	12.91%	12.46%
Tangible common equity to tangible assets(1)	10.56%	10.97%	11.27%	10.75%
Tier 1 leverage ratio	10.53%	11.05%	11.04%	10.60%
Common equity tier 1 risk-based capital ratio	13.21%	12.87%	13.21%	12.87%
Total risk-based capital ratio	14.26%	13.82%	14.08%	13.78%

(1)	Represents a non-GAAP financial measure.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			June 30, 2020		June 30, 2020
			vs. March 31, 2020		vs. June 30, 2019
	June 30, 2020	March 31, 2020	% Change	June 30, 2019	% Change
Originated:
Commercial:
Commercial and industrial	$1,360,679	$1,409,040	(3.4)%	$1,315,420	3.4%
Municipal and non-profit	912,287	876,178	4.1%	807,634	13.0%
Owner-occupied commercial real estate	455,846	446,145	2.2%	379,462	20.1%
Food and agribusiness	213,789	235,389	(9.2)%	236,865	(9.7)%
Total commercial	2,942,601	2,966,752	(0.8)%	2,739,381	7.4%
Commercial real estate non-owner occupied	540,412	536,637	0.7%	459,242	17.7%
Residential real estate	631,032	656,924	(3.9)%	660,657	(4.5)%
Consumer	20,370	20,960	(2.8)%	21,731	(6.3)%
PPP loans(1)	348,689	—	100.0%	—	100.0%
Total originated	4,483,104	4,181,273	7.2%	3,881,011	15.5%

Acquired:
Commercial:
Commercial and industrial	27,461	29,510	(6.9)%	41,386	(33.6)%
Municipal and non-profit	593	906	(34.5)%	3,969	(85.1)%
Owner-occupied commercial real estate	65,052	69,769	(6.8)%	87,567	(25.7)%
Food and agribusiness	6,237	7,159	(12.9)%	9,060	(31.2)%
Total commercial	99,343	107,344	(7.5)%	141,982	(30.0)%
Commercial real estate non-owner occupied	101,412	107,090	(5.3)%	160,606	(36.9)%
Residential real estate	97,982	109,400	(10.4)%	145,670	(32.7)%
Consumer	542	628	(13.7)%	994	(45.5)%
Total acquired	299,279	324,462	(7.8)%	449,252	(33.4)%
Total loans	$4,782,383	$4,505,735	6.1%	$4,330,263	10.4%

(1)	PPP loan balances are net of fees and costs and include principal totaling $358,798.

Originations(1)

	Second quarter	First quarter	Fourth quarter	Third quarter	Second quarter
	2020	2020	2019	2019	2019
Commercial:
Commercial and industrial	$(8,726)	$118,999	$69,048	$144,554	$125,527
Municipal and non-profit	49,679	13,968	46,114	31,482	25,513
Owner occupied commercial real estate	22,078	37,372	46,965	16,149	41,380
Food and agribusiness	(10,480)	(6,787)	20,348	(4,894)	18,217
Total commercial	52,551	163,552	182,475	187,291	210,637
Commercial real estate non-owner occupied	18,992	80,792	41,256	79,929	36,632
Residential real estate	29,024	46,273	43,493	49,022	40,012
Consumer	2,206	2,320	2,315	2,986	3,264
PPP loans	358,798	—	—	—	—
Total	$461,571	$292,937	$269,539	$319,228	$290,545

(1)

Originations are defined as closed end funded loans and net fundings under revolving lines of credit. Net funding under revolving lines of credit were ($55,826), $48,789, $1,756, $37,062 and $48,955 as of the second quarter 2020, first quarter 2020, fourth quarter 2019, third quarter 2019 and second quarter 2019, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	June 30, 2020			March 31, 2020			June 30, 2019
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,432,725	$42,440	3.85%	$4,043,168	$44,980	4.47%	$3,821,981	$46,728	4.90%
Acquired loans	312,723	6,722	8.65%	343,608	8,879	10.39%	467,982	9,619	8.24%
Loans held for sale	157,887	1,310	3.34%	102,935	936	3.66%	87,222	934	4.30%
Investment securities available-for-sale	607,132	3,050	2.01%	626,921	3,395	2.17%	738,970	4,002	2.17%
Investment securities held-to-maturity	189,360	1,201	2.54%	189,062	1,235	2.61%	215,497	1,533	2.85%
Other securities	30,087	310	4.12%	29,753	414	5.57%	28,425	458	6.45%
Interest earning deposits and securities purchased under agreements to resell	36,758	12	0.13%	22,957	97	1.70%	27,079	204	3.02%
Total interest earning assets FTE(2)	$5,766,672	$55,045	3.84%	$5,358,404	$59,936	4.50%	$5,387,156	$63,478	4.73%
Cash and due from banks	$76,041			$74,784			$75,780
Other assets	532,867			474,470			419,368
Allowance for credit losses	(56,984)			(44,807)			(37,743)
Total assets	$6,318,596			$5,862,851			$5,844,561
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,719,433	$1,951	0.29%	$2,497,129	$2,888	0.47%	$2,429,686	$3,559	0.59%
Time deposits	1,048,772	4,136	1.59%	1,056,692	4,438	1.69%	1,084,011	4,090	1.51%
Securities sold under agreements to repurchase	23,485	18	0.31%	44,898	97	0.87%	57,571	162	1.13%
Federal Home Loan Bank advances	163,263	311	0.77%	219,353	898	1.65%	294,524	1,891	2.58%
Total interest bearing liabilities	$3,954,953	$6,416	0.65%	$3,818,072	$8,321	0.88%	$3,865,792	$9,702	1.01%
Demand deposits	$1,436,671			$1,137,273			$1,155,710
Other liabilities	155,379			133,126			94,968
Total liabilities	5,547,003			5,088,471			5,116,470
Shareholders' equity	771,593			774,380			728,091
Total liabilities and shareholders' equity	$6,318,596			$5,862,851			$5,844,561
Net interest income FTE(2)		$48,629			$51,615			$53,776
Interest rate spread FTE(2)			3.19%			3.62%			3.72%
Net interest earning assets	$1,811,719			$1,540,332			$1,521,364
Net interest margin FTE(2)			3.39%			3.87%			4.00%
Average transaction deposits	$4,156,104			$3,634,402			$3,585,396
Average total deposits	5,204,876			4,691,094			4,669,407
Ratio of average interest earning assets to average interest bearing liabilities	145.81%			140.34%			139.35%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,301, $1,268 and $1,285 for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the six months ended June 30, 2020			For the six months ended June 30, 2019
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,237,946	$87,419	4.15%	$3,723,932	$90,301	4.89%
Acquired loans	328,165	15,601	9.56%	485,540	19,560	8.12%
Loans held for sale	130,411	2,246	3.46%	65,167	1,422	4.40%
Investment securities available-for-sale	617,027	6,445	2.09%	763,034	8,363	2.19%
Investment securities held-to-maturity	189,211	2,436	2.57%	222,411	3,184	2.86%
Other securities	29,920	724	4.84%	27,659	881	6.37%
Interest earning deposits and securities purchased under agreements to resell	29,858	109	0.73%	29,853	414	2.80%
Total interest earning assets FTE(2)	$5,562,538	$114,980	4.16%	$5,317,596	$124,125	4.71%
Cash and due from banks	$75,412			$76,861
Other assets	503,669			420,486
Allowance for credit losses	(50,895)			(36,784)
Total assets	$6,090,724			$5,778,159
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,608,281	$4,839	0.37%	$2,419,902	$6,567	0.55%
Time deposits	1,052,732	8,574	1.64%	1,081,297	7,697	1.44%
Securities sold under agreements to repurchase	34,192	115	0.68%	59,072	315	1.08%
Federal Home Loan Bank advances	191,308	1,209	1.27%	271,778	3,377	2.51%
Total interest bearing liabilities	$3,886,513	$14,737	0.76%	$3,832,049	$17,956	0.94%
Demand deposits	$1,286,972			$1,132,062
Other liabilities	144,253			96,031
Total liabilities	5,317,738			5,060,142
Shareholders' equity	772,986			718,017
Total liabilities and shareholders' equity	$6,090,724			$5,778,159
Net interest income FTE(2)		$100,243			$106,169
Interest rate spread FTE(2)			3.40%			3.77%
Net interest earning assets	$1,676,025			$1,485,547
Net interest margin FTE(2)			3.62%			4.03%
Average transaction deposits	$3,895,253			$3,551,964
Average total deposits	4,947,985			4,633,261
Ratio of average interest earning assets to average interest bearing liabilities	143.12%			138.77%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $2,568 and $2,512 for the six months ended June 30, 2020 and June 30, 2019, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	June 30, 2020	March 31, 2020	June 30, 2019
Beginning allowance for credit losses	$50,956	$39,064	$37,055
Cumulative effect adjustment(1)	—	5,836	—
Charge-offs	(852)	(497)	(294)
Recoveries	236	144	82
Provision	10,125	6,409	3,239
Ending allowance for credit losses ("ACL")	$60,465	$50,956	$40,082
Ratio of annualized net charge-offs to average total loans during the period	0.05%	0.03%	0.02%
Ratio of annualized net charge-offs to average total loans excluding PPP loans during the period	0.05%	0.03%	0.02%
Ratio of ACL to total loans outstanding at period end	1.26%	1.13%	0.93%
Ratio of ACL to total loans outstanding excluding PPP loans at period end	1.36%	1.13%	0.93%
Ratio of ACL to total non-performing loans at period end	302.34%	238.93%	118.93%
Total loans	$4,782,383	$4,505,735	$4,330,263
Average total loans during the period	4,794,466	4,412,320	4,289,963
Average total loans excluding PPP loans during the period	4,512,010	4,412,320	4,289,963
Total non-performing loans	19,999	21,327	33,703

(1)	Related to the adoption of Accounting Standards Update No. 2016-13, Measurement of Credit Losses on Financial Instruments.

Past Due and Non-accrual Loans

	June 30, 2020	March 31, 2020	June 30, 2019
Loans 30-89 days past due and still accruing interest	$3,932	$10,693	$11,514
Loans 90 days past due and still accruing interest	2,444	1,364	200
Non-accrual loans	19,999	21,327	33,703
Total past due and non-accrual loans	$26,375	$33,384	$45,417
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.47%	0.50%	0.78%
Total non-accrual loans to total loans	0.42%	0.47%	0.78%
Total non-accrual loans to total loans excluding PPP loans	0.45%	0.47%	0.78%

Asset Quality Data

	June 30, 2020	March 31, 2020	June 30, 2019
Non-performing loans	$19,999	$21,327	$33,703
OREO	6,491	7,051	7,054
Total non-performing assets	$26,490	$28,378	$40,757
Accruing restructured loans	$20,284	$10,285	$2,633
Total non-performing loans to total loans	0.42%	0.47%	0.78%
Total non-performing loans to total loans excluding PPP loans	0.45%	0.47%	0.78%
Total non-performing assets to total loans and OREO	0.55%	0.63%	0.94%
Total non-performing assets to total loans and OREO excluding PPP loans	0.60%	0.63%	0.94%

NATIONAL BANK HOLDINGS CORPORATION

Key Ratios

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Key Ratios(1)
Return on average assets	1.13%	1.09%	1.39%	1.11%	1.37%
Return on average tangible assets(2)	1.16%	1.12%	1.44%	1.14%	1.41%
Return on average tangible assets, adjusted(2)	1.25%	1.12%	1.44%	1.19%	1.41%
Return on average equity	9.23%	8.22%	11.17%	8.72%	11.01%
Return on average tangible common equity(2)	10.98%	9.79%	13.45%	10.38%	13.30%
Return on average tangible common equity, adjusted(2)	11.78%	9.79%	13.45%	10.78%	13.30%
Loan to deposit ratio (end of period)	88.34%	95.02%	92.37%	88.34%	92.37%
Non-interest bearing deposits to total deposits (end of period)	27.76%	24.26%	24.90%	27.76%	24.90%
Net interest margin(4)	3.30%	3.78%	3.91%	3.53%	3.93%
Net interest margin FTE(2)(4)	3.39%	3.87%	4.00%	3.62%	4.03%
Interest rate spread FTE(2)(5)	3.19%	3.62%	3.72%	3.40%	3.77%
Yield on earning assets(3)	3.75%	4.40%	4.63%	4.06%	4.61%
Yield on earning assets FTE(2)(3)	3.84%	4.50%	4.73%	4.16%	4.71%
Cost of interest bearing liabilities(3)	0.65%	0.88%	1.01%	0.76%	0.94%
Cost of deposits	0.47%	0.63%	0.66%	0.55%	0.62%
Non-interest income to total revenue FTE(2)	44.40%	31.31%	27.76%	38.35%	26.21%
Non-interest expense to average assets	3.42%	3.34%	3.19%	3.38%	3.17%
Non-interest expense to average assets, adjusted(2)	3.31%	3.34%	3.19%	3.33%	3.17%
Efficiency ratio	62.05%	65.48%	63.10%	63.63%	63.84%
Efficiency ratio FTE(2)	61.13%	64.37%	62.01%	62.63%	62.73%
Efficiency ratio FTE, adjusted(2)	59.17%	64.37%	62.01%	61.58%	62.73%

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.42%	0.47%	0.78%	0.42%	0.78%
Non-performing loans to total loans excluding PPP loans	0.45%	0.47%	0.78%	0.45%	0.78%
Non-performing assets to total loans and OREO	0.55%	0.63%	0.94%	0.55%	0.94%
Non-performing assets to total loans and OREO excluding PPP loans	0.60%	0.63%	0.94%	0.60%	0.94%
Allowance for credit losses to total loans	1.26%	1.13%	0.93%	1.26%	0.93%
Allowance for credit losses to total loans excluding PPP loans	1.36%	1.13%	0.93%	1.36%	0.93%
Allowance for credit losses to non-performing loans	302.34%	238.93%	118.93%	302.34%	118.93%
Net charge-offs to average loans(1)	0.05%	0.03%	0.02%	0.04%	0.02%
Net charge-offs to average loans excluding PPP loans(1)	0.05%	0.03%	0.02%	0.04%	0.02%

(1)	Quarter-to-date ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.
(3)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(4)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(6)	Non-performing loans consist of non-accruing loans and restructured loans on non-accrual.
(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
Total shareholders' equity	$776,967	$763,454	$766,920	$733,917
Less: goodwill and core deposit intangible assets, net	(123,166)	(123,462)	(123,758)	(124,350)
Add: deferred tax liability related to goodwill	8,698	8,469	8,241	7,784
Tangible common equity (non-GAAP)	$662,499	$648,461	$651,403	$617,351

Total assets	$6,385,431	$6,028,330	$5,895,512	$5,858,002
Less: goodwill and core deposit intangible assets, net	(123,166)	(123,462)	(123,758)	(124,350)
Add: deferred tax liability related to goodwill	8,698	8,469	8,241	7,784
Tangible assets (non-GAAP)	$6,270,963	$5,913,337	$5,779,995	$5,741,436

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	12.17%	12.66%	13.01%	12.53%
Less: impact of goodwill and core deposit intangible assets, net	(1.61)%	(1.69)%	(1.74)%	(1.78)%
Tangible common equity to tangible assets (non-GAAP)	10.56%	10.97%	11.27%	10.75%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$662,499	$648,461	$651,403	$617,351
Divided by: ending shares outstanding	30,569,011	30,483,361	31,176,627	31,139,044
Tangible common book value per share (non-GAAP)	$21.67	$21.27	$20.89	$19.83

Tangible common book value per share, excluding accumulated other comprehensive income calculations:
Tangible common equity (non-GAAP)	$662,499	$648,461	$651,403	$617,351
Accumulated other comprehensive income, net of tax	(12,195)	(12,367)	(2,062)	(1,506)
Tangible common book value, excluding accumulated other comprehensive income, net of tax (non-GAAP)	650,304	636,094	649,341	615,845
Divided by: ending shares outstanding	30,569,011	30,483,361	31,176,627	31,139,044
Tangible common book value per share, excluding accumulated other comprehensive income, net of tax (non-GAAP)	$21.27	$20.87	$20.83	$19.78

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Net income	$17,705	$15,824	$20,282	$33,529	$39,204
Add: impact of core deposit intangible amortization expense, after tax	227	225	225	454	450
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$17,932	$16,049	$20,507	$33,983	$39,654

Average assets	$6,318,596	$5,862,851	$5,844,561	$6,090,724	$5,778,159
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(114,631)	(115,156)	(116,712)	(114,779)	(116,858)
Average tangible assets (non-GAAP)	$6,203,965	$5,747,695	$5,727,849	$5,975,945	$5,661,301

Average shareholders' equity	$771,593	$774,380	$728,091	$772,986	$718,017
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(114,631)	(115,156)	(116,712)	(114,779)	(116,858)
Average tangible common equity (non-GAAP)	$656,962	$659,224	$611,379	$658,207	$601,159

Return on average assets	1.13%	1.09%	1.39%	1.11%	1.37%
Return on average tangible assets (non-GAAP)	1.16%	1.12%	1.44%	1.14%	1.41%
Return on average equity	9.23%	8.22%	11.17%	8.72%	11.01%
Return on average tangible common equity (non-GAAP)	10.98%	9.79%	13.45%	10.38%	13.30%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Interest income	$53,744	$58,668	$62,193	$112,412	$121,613
Add: impact of taxable equivalent adjustment	1,301	1,268	1,285	2,568	2,512
Interest income FTE (non-GAAP)	$55,045	$59,936	$63,478	$114,980	$124,125

Net interest income	$47,328	$50,347	$52,491	$97,675	$103,657
Add: impact of taxable equivalent adjustment	1,301	1,268	1,285	2,568	2,512
Net interest income FTE (non-GAAP)	$48,629	$51,615	$53,776	$100,243	$106,169

Average earning assets	$5,766,672	$5,358,404	$5,387,156	$5,562,538	$5,317,596
Yield on earning assets	3.75%	4.40%	4.63%	4.06%	4.61%
Yield on earning assets FTE (non-GAAP)	3.84%	4.50%	4.73%	4.16%	4.71%
Net interest margin	3.30%	3.78%	3.91%	3.53%	3.93%
Net interest margin FTE (non-GAAP)	3.39%	3.87%	4.00%	3.62%	4.03%

Efficiency Ratio

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Net interest income	$47,328	$50,347	$52,491	$97,675	$103,657
Add: impact of taxable equivalent adjustment	1,301	1,268	1,285	2,568	2,512
Net interest income, FTE (non-GAAP)	$48,629	$51,615	$53,776	$100,243	$106,169

Non-interest income	$38,837	$23,532	$20,660	$62,369	$37,711

Non-interest expense	$53,760	$48,671	$46,451	$102,431	$90,845
Less: core deposit intangible asset amortization	(296)	(296)	(296)	(592)	(592)
Non-interest expense, adjusted for core deposit intangible asset amortization	$53,464	$48,375	$46,155	$101,839	$90,253

Non-interest expense, adjusted for core deposit intangible asset amortization	$53,464	$48,375	$46,155	$101,839	$90,253
Banking center consolidation-related expense	(1,708)	—	—	(1,708)	—
Adjusted non-interest expense (non-GAAP)	$51,756	$48,375	$46,155	$100,131	$90,253

Efficiency ratio	62.05%	65.48%	63.10%	63.63%	63.84%
Efficiency ratio FTE (non-GAAP)	61.13%	64.37%	62.01%	62.63%	62.73%
Adjusted efficiency ratio FTE (non-GAAP)	59.17%	64.37%	62.01%	61.58%	62.73%

Adjusted Financial Results

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Adjustments to net income:
Net income	$17,705	$15,824	$20,282	$33,529	$39,204
Adjustments(1)	1,310	—	—	1,310	—
Adjusted net income (non-GAAP)	$19,015	$15,824	$20,282	$34,839	$39,204

Adjustments to earnings per share:
Earnings per share - diluted	$0.57	$0.50	$0.64	$1.08	$1.24
Adjustments(1)	0.05	—	—	0.04	—
Adjusted earnings per share - diluted (non-GAAP)	$0.62	$0.50	$0.64	$1.12	$1.24

Adjustments to return on average tangible assets:
Adjusted net income (non-GAAP)	$19,015	$15,824	$20,282	$34,839	$39,204
Add: impact of core deposit intangible amortization expense, after tax	227	225	225	454	450
Net income adjusted for impact of core deposit intangible amortization expense, after tax	19,242	16,049	20,507	35,293	39,654
Average tangible assets (non-GAAP)	6,203,965	5,747,695	5,727,849	5,975,945	5,661,301
Adjusted return on average tangible assets (non-GAAP)	1.25%	1.12%	1.44%	1.19%	1.41%

Adjustments to return on average tangible common equity:
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$19,242	$16,049	$20,507	$35,293	$39,654
Average tangible common equity (non-GAAP)	656,962	659,224	611,379	658,207	601,159
Adjusted return on average tangible common equity (non-GAAP)	11.78%	9.79%	13.45%	10.78%	13.30%

Adjustments to non-interest expense:
Non-interest expense	$53,760	$48,671	$46,451	$102,431	$90,845
Adjustments(1)	1,708	—	—	1,708	—
Adjusted non-interest expense (non-GAAP)	52,052	48,671	46,451	100,723	90,845
Non-interest expense to average assets, adjusted (non-GAAP)	3.31%	3.34%	3.19%	3.33%	3.17%

(1) Adjustments:
Non-interest expense adjustments:
Banking center consolidation-related expense	$1,708	$—	$—	$1,708	$—
Tax expense impact	(398)	—	—	(398)	—
Adjustments (non-GAAP)	$1,310	$—	$—	$1,310	$—